Exhibit 5.1

November 1, 2024

Titan International, Inc.

1525 Kautz Road, Suite 600

West Chicago, IL 60185

Re: Registration Statement on Form S-3 for Titan International, Inc.

Ladies and Gentlemen:

We have served as counsel to Titan International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing on the date hereof of a registration statement on Form S-3 (the “Registration Statement) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), registering the offer and resale by the selling stockholders of up to 11,921,766 shares of common stock of the Company, par value $0.0001 per share (the “Shares”), pursuant to the prospectus (the “Prospectus”), constituting a part of the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company’s Certificate of Incorporation and all amendments thereto, resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and the issuance of the Shares by the Company, Bylaws and all amendments thereto and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely upon and subject to the foregoing, we are of the opinion that as of the date hereof, the Shares have been validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name under “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Our opinions set forth above are limited to the Federal laws of the United States of America and the Delaware General Corporation Law.

This opinion may only be used, quoted or relied upon for the purpose of complying with the Securities Act in connection with the filing of the Registration Statement and may not be furnished to, quoted to or relied upon by any other person or entity for any purpose, without our prior written consent. Please note that we are opining only as to the matters expressly set forth herein and no opinion should be inferred as to any other matters.

Very truly yours,

/s/ Thompson Coburn LLP